                                                                   Exhibit 16(e)


                            M.S.D. & T. FUNDS, INC.

                          DIVERSIFIED REAL ESTATE FUND

                    YIELD CALCULATION FOR THE 30-DAY PERIOD
                            ENDED NOVEMBER 30, 1997


     A=   dividends and interest earned during the period
     B=   expenses accrued for the period (net of reimbursements)
     C= the average daily number of shares outstanding during the period that were entitled to receive dividends
     D=   net asset value per share on the last day of the period

ACTUALS:

     A=   $  26,721.78
     B=   $   4,685.26
     C=   $547,986.988
     D=   $      10.58

                A-B
YIELD = 2[--------------- + 1](to the sixth power) - 1]
                 CD

                    -
YIELD = 2[(26,721.78 - 4,685.26 + 1](to the sixth power) - 1]
           --------------------
           547,986.980 x 10.58

YIELD = 4.60%

          AGGREGATE ANNUAL TOTAL RETURN FOR THE PERIOD FROM
                AUGUST 1, 1997 TO NOVEMBER 30, 1997

TAVG  =    AVERAGE ANNUAL TOTAL RETURN
 ERV  =    ending redeemable value at the end of the period covered by the computation of a hypothetical $1,000 payment made at the beginning of the period.
   P  =    hypothetical initial payment of $1,000.
   n  =    period covered by the corporation, expressed in terms of years.

           ACTUALS:

 ERV  =     1063.893
   P  =     1000
   n  =     122
            ---
            360

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          TAVG= [(   ERV     )/1/n/ -1]
                  -----------
                      P


          TAVG= [( 1063.893 )/360/122/ -1] = 20.54%
                  ----------
                     1000


                   AGGREGATE TOTAL RETURN FOR THE PERIOD FROM
                      AUGUST 1, 1997 TO NOVEMBER 30, 1997

     T=   AGGREGATE TOTAL RETURN
     ERV= ending redeemable value at the end of the period covered by the computation of a hypothetical $1,000 payment made at the beginning of the period
     P=   hypothetical initial payment of $1,000


T=   [ERV/P - 1]


                    T =  [(  1063.893  ) - 1] = 6.39%
                           ------------
                               1000